As filed with the Securities and Exchange Commission on March 26, 2009

Registration No. 333-37072

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GENENTECH, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-237624
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 DNA Way

South San Francisco, California 94080

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Sean A. Johnston

General Counsel

1 DNA Way

South San Francisco, California 94080

(650) 225-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those shares of common stock that remain unsold hereunder as of the date hereof.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

DEREGISTRATION OF SECURITIES

On May 15, 2000, Genentech, Inc. (the “Registrant”) filed a registration statement on Form S-3 (File No. 333-37072) (the “Registration Statement), which registered shares of the Registrant’s common stock, par value $0.02 per share (the “Common Stock”). This Post-Effective Amendment No. 1 is being filed to deregister all authorized shares of Common Stock registered that have not yet been issued under the Registration Statement.

On March 12, 2009, the Registrant entered into an Agreement and Plan of Merger with Roche Holdings, Inc., a Delaware corporation (“Parent”) and Roche Investments USA Inc., a Delaware corporation and wholly-owned subsidiary of Parent (“Roche Investments”) (such agreement, the “Merger Agreement”), pursuant to which Roche Investments was merged with and into the Registrant and the Registrant became a wholly-owned subsidiary of Parent on March 26, 2009.

Accordingly, the Registrant hereby deregisters the shares of Common Stock that have not been and will not be issued under the Registration Statement. Upon effectiveness hereof, no shares of Common Stock remain registered under the Registration Statement for issuance under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No.1 to Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on March 26, 2009.

GENENTECH, INC.

By:	/s/ Arthur D. Levinson
Arthur D. Levinson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arthur D. Levinson Arthur D. Levinson	President & Chief Executive Officer (Principal Executive Officer)	March 26, 2009

/s/ David A. Ebersman David A. Ebersman	Executive Vice President & Chief Financial Officer (Principal Financial Officer)	March 26, 2009

/s/ Robert E. Andreatta Robert E. Andreatta	Vice President, Controller & Chief Accounting Officer (Principal Accounting Officer)	March 26, 2009

/s/ Frank J. D’Angelo Frank J. D’Angelo	Director	March 26, 2009

/s/ Frederick C. Kentz III Frederick C. Kentz III	Director	March 26, 2009

/s/ David P. McDede David P. McDede	Director	March 26, 2009

Registration Statement No. 333-37072